Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C shares Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, and Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated February 19, 2008, on the financial statements and financial highlights of Pioneer Protected Principal Plus Fund included in the Annual Report to the Shareowners for the year ended December 31, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-96545) of Pioneer Protected Principal Trust.


                                                         /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2008

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C shares Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, and Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated February 19, 2008, on the financial statements and financial highlights of Pioneer Protected Principal Plus Fund II included in the Annual Report to the Shareowners for the year ended December 31, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-96545) of Pioneer Protected Principal Trust.


                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2008